Exhibit 10(ii)



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT





THE JACKSON RIVERS COMPANY


We hereby consent to the use of our report dated May 8, 2002, relating to the financials of The Jackson Rivers Company for 2001 and the first quarter of 2002 in its quarterly report filed on Form 10-QSB in accordance with Section 13 of the Securities Exchange Act of 1934.





                              MICHAELSON & CO., CPA









West Palm Beach, Florida
May 15, 2002